                                                                   EXHIBIT 1.1

                                                                CONFORMED COPY



                     LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                                      AND
                         LEVIATHAN FINANCE CORPORATION

                                  AS ISSUERS

                                      AND

                     THE SUBSIDIARIES LISTED ON SCHEDULE A

                           AS SUBSIDIARY GUARANTORS


                                 $175,000,000

              103/8% Series A Senior Subordinated Notes Due 2009

                              PURCHASE AGREEMENT

                                 May 24, 1999







                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                                      AND

                             CHASE SECURITIES INC.

                                AS CO-MANAGERS

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                                 $175,000,000


              103/8% Series A SENIOR SUBORDINATED NOTES DUE 2009

                   of LEVIATHAN GAS PIPELINE PARTNERS, L.P.
                                      and
                         LEVIATHAN FINANCE CORPORATION

                              PURCHASE AGREEMENT


                                                                  May 24, 1999

DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION
CHASE SECURITIES INC.
c/o DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

Dear Ladies and Gentlemen:

                  LEVIATHAN GAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and LEVIATHAN FINANCE CORPORATION, a Delaware corporation ("LEVIATHAN FINANCE" and, together with the Partnership, the "ISSUERS"), propose to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation and Chase Securities Inc. (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS") an aggregate of $175,000,000 in principal amount of its 103/8% Series A Senior Subordinated Notes Due 2009 (the "SERIES A NOTES"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), among the Issuers, the Guarantors (as defined below) and The Chase Bank of Texas, National Association, as trustee (the "TRUSTEE"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." The Notes will be guaranteed (the "GUARANTEES") by each of the entities listed on Schedule A hereto (each, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

                  1. OFFERING MEMORANDUM. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Issuers and the Subsidiary Guarantors have prepared a preliminary offering memorandum, dated May 6, 1999 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum, dated May 24, 1999 (the "OFFERING MEMORANDUM"), relating to the Series A Notes and the Guarantees.

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                  Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                  "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")),

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE PARTNERSHIP, LEVIATHAN FINANCE, OR ANY SUBSIDIARIES OF THE PARTNERSHIP, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

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                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
                  NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                  2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Issuers agree to issue and sell to the Initial Purchasers, and each Initial Purchasers agree, severally and not jointly, to purchase from the Issuers, the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule C hereto at a purchase price equal to 103/8% of the principal amount thereof (the "PURCHASE PRICE").

                  3. TERMS OF OFFERING. The Initial Purchasers have advised the Issuers that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS") and (ii) persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 103/8% of the principal amount thereof.

                  Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated as of the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers and the Subsidiary Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Issuers' 103/8% Series B Senior Subordinated Notes Due 2009 (the "SERIES B NOTES"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and the Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

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                  4.       DELIVERY AND PAYMENT.

                           (a)  Delivery of, and payment of the Purchase Price
for, the Series A Notes shall bemade at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. or such otherlocation as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on May 27, 1999 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and the Issuers in writing. The time and date of such delivery and the payment for the Series A Notes are herein called the "CLOSING DATE."

                           (b) One or more of the Series A Notes in definitive
global form, registered in the
name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "GLOBAL NOTE"), shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Issuers against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Partnership. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

                  5. AGREEMENTS OF THE ISSUERS AND THE SUBSIDIARY GUARANTORS. Each of the Partnership, Leviathan Finance and the Subsidiary Guarantors hereby agrees with the Initial Purchasers as follows:

                           (a)      To advise the Initial Purchasers promptly
and, if requested by the Initial Purchasers, to confirm such advice in writing,
(i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Issuers and the Subsidiary Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Issuers and the Subsidiary Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (b)      To furnish the Initial Purchasers and those
persons identified by the Initial Purchasers to the Issuers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales;


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                           (c)      During such period as in the opinion of
counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Series A Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities;

                           (d) If, during the period referred to in Section
5(c) above, any event shall occur or condition shall exist as a result of which. in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not mis leading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request;

                           (e)      Prior to the sale of all Series A Notes
pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Issuers nor any Subsidiary Guarantor shall be required in connection therewith to qualify as a foreign partnership or corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject;

                           (f) To provide to the Initial Purchasers and, upon
request, to the record holders
of the Notes, all the information required by Section 4.19 of the Indenture;

                           (g)      Whether or not the transactions contemplated
in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Issuers and the Subsidiary Guarantors under this Agreement, including:
(i) the fees, disbursements and expenses of counsel to the Issuers and the Subsidiary Guarantors and accountants of the Issuers and the Subsidiary Guarantors in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivery of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all costs and expenses related to the transfer and


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delivery of the Series A Notes to the Initial Purchasers and pursuant to
Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes and the Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Series A Notes and the Guarantees, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Guarantees, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xi) and all other costs and expenses incident to the performance of the obligations of the Issuers and the Subsidiary Guarantors hereunder for which provision is not otherwise made in this Section;

                           (h)      To use its best efforts to effect the
inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding;

                           (i)      To obtain the approval of DTC for
"book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Issuers and the Subsidiary Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer;

                           (j)      During the period beginning on the date
hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of each of the Issuers or any Subsidiary Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Issuers or any Subsidiary Guarantor substantially similar to the Notes and the Guarantees (other than (i) the Notes and the Guarantees, (ii) commercial paper issued in the ordinary course of business and (iii) the incurrence of debt in connection with the Third Amended and Restated Credit Agreement among the Partnership, several lenders from time to time parties thereto and the Chase Manhattan Bank, dated as of March 23, 1995, as amended, (the "CREDIT FACILITY")), without the prior written consent of the Initial Purchasers;

                           (k)      Not to sell, offer for sale or solicit
offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act;

                           (l)      Not to voluntarily claim, and to actively
resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Guarantees;

                           (m)      To cause the Exchange Offer to be made in
the appropriate form to permit Series B Notes and guarantees thereof by the Subsidiary Guarantors registered pursuant to the Act to be


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offered in exchange for the Series A Notes and the Guarantees and to comply with all applicable federal and state securities laws in connection with the Exchange Offer;

                           (n)      To comply with all of its agreements set
forth in the Registration Rights Agreement; and

                           (o)      To use its best efforts to do and perform
all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Guarantees.

                           (p) The Partnership hereby agrees that promptly
following the closing of this offering, the Partnership will use a portion of the proceeds from the sale of the Notes to consummate the purchase from El Paso Energy Corporation of a 49% interest in the Viosca Knoll Gathering Company and to repay in full all amounts due under, and to terminate, the Viosca Knoll credit facility all as more fully explained in the Offering Memorandum, which purchase, repayment and termination the Partnership expects to occur on May 31, 1999.

                           (q) The Partnership hereby agrees that concurrently
with or promptly following the closing of the offering, the Partnership will apply the remaining proceeds of the offering as described in "Use of Proceeds" section of the Offering Memorandum to reduce the balance outstanding under the Credit Facility and to amend and restate the Credit Facility as described in the Offering Memorandum.

                  6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PARTNERSHIP, LEVIATHAN FINANCE AND THE GUARANTORS. As of the date hereof, each of the Partnership, Leviathan Finance and the Subsidiary Guarantors represents and warrants to, and agrees with, the Initial Purchasers that:

                           (a)      The Preliminary Offering Memorandum and
the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Issuers in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued;

                           (b)      Each of the Partnership and its Restricted
Subsidiaries and Leviathan Finance, as applicable, has been duly formed or incorporated, is validly existing as a limited partnership, corporation or limited liability company in good standing under the laws of their respective jurisdictions of formation or incorporation and has the partnership, corporate or limited liability company power and authority to carry on their respective businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate their respective properties, and each is duly qualified and is in good standing as a foreign limited partnership, corporation or limited liability company authorized to do business in each jurisdiction in which the nature of each of their businesses or their ownership or leasing of property requires such qualification, except where the failure to be so qualified could


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

reasonably be expected not to have a material adverse effect on the business, financial condition or results of operations of the Partnership, its subsidiaries and Leviathan Finance, taken as a whole (a "MATERIAL ADVERSE EFFECT");

                           (c)      Leviathan Gas Pipeline Company, a Delaware
corporation, (the "GENERAL PARTNER") has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its businesses; to own, lease and operate its properties; and to act as the general partner of the Partnership in all material respects as described in the Preliminary Offering Memorandum and in the Offering Memorandum. The General Partner is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its businesses or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could reasonably be expected not to (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability;

                           (d)      All outstanding shares of capital stock or
partnership interests of Leviathan Finance or the Partnership, as applicable, have been duly authorized and validly issued and are fully paid, non-assessable (except, in the case of the partnership interests of the Partnership, to the extent set forth in Section 17-303 of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA")) and not subject to any preemptive or similar rights;

                           (e) The entities listed on Schedule B hereto are
the only subsidiaries, direct or indirect, of the Partnership. All of the outstanding shares of capital stock or limited liability company interests of each of the Partnership's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Partnership, directly or indirectly through one or more subsidiaries or the General Partner, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN"), except for the liens created as security for the Credit Facility;

                           (f)      At the Closing Date, after giving effect to
the transactions contemplated in the Preliminary Offering Memorandum and the Offering Memorandum, the General Partner will be the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership, and such general partner interest will be duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of Leviathan Gas Pipeline Partners, L.P. dated as of February 19, 1993 (as amended, the "PARTNERSHIP AGREEMENT"); and at or before the Closing Date, such Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

                           (g)      At the Closing Date, after giving effect
to the transactions contemplated in the Preliminary Offering Memorandum and the Offering Memorandum, the General Partner will own limited partner interests in the Partnership represented by 6,291,894 common units (approximately 6,291,894 common units after the consummation of the Viosca Knoll Gathering Company acquisition transaction); all of the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required by the Partnership Agreement) and nonassessable;

                           (h)      This Agreement has been duly authorized,
executed and delivered by each of the Issuers and each of the Subsidiary Guarantors;


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

                           (i)      The Indenture has been duly authorized by
each of the Issuers and each of the Subsidiary Guarantors, and, on the Closing Date, will have been validly executed and delivered by each of the Issuers and each of the Subsidiary Guarantors. When the Indenture has been duly executed and delivered by each of the Issuers and each of the Subsidiary Guarantors, the Indenture will be a valid and binding agreement of each of the Issuers and each of the Subsidiary Guarantors, enforceable against each of the Issuers and each of the Subsidiary Guarantors in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

                           (j) The Series A Notes have been duly authorized
and, on the Closing Date, will have been validly executed and delivered by each of the Issuers. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuers, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum;

                           (k) On the Closing Date, the Series B Notes will
have been duly authorized by each of the Issuers. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (l)      The Guarantee to be endorsed on the Series
A Notes by each Subsidiary Guarantor has been duly authorized by such Subsidiary Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Subsidiary Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Guarantees to be endorsed on the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum;

                           (m)      The Subsidiary Guarantee to be endorsed on
the Series B Notes by each Subsidiary Guarantor has been duly authorized by such Subsidiary Guarantor and, when issued, will have been duly executed and delivered by each such Subsidiary Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Subsidiary Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. When the Series B Notes are issued, authenticated and delivered, the Guarantees to be endorsed on the Series B Notes will conform as to legal matters to the description thereof in the Offering Memorandum;

                           (n)      The Registration Rights Agreement has been
duly authorized by each of the Issuers and each of the Subsidiary Guarantors and, on the Closing Date, will have been duly executed and delivered by each of the Issuers and each of the Subsidiary Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of each of the Issuers and each of the Subsidiary Guarantors, enforceable against each of the Issuers and each of the Subsidiary Guarantors in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum;

                           (o)      Neither the Issuers nor any of their
subsidiaries is in violation of its respective limited partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuers and their subsidiaries, taken as a whole, to which the Issuers or any of their subsidiaries is a party or by which the Issuers or any of their subsidiaries or their respective property is bound, except with respect to any such indenture loan agreement, mortgage, loan or other agreement or instrument, any default which could reasonably be expected not to have a Material Adverse Effect;

                           (p)      The execution, delivery and performance
of this Agreement and the other Operative Documents by each of the Issuers and each of the Subsidiary Guarantors, compliance by each of the Issuers and each of the Subsidiary Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or, with respect to the proposed offer to exchange the Exchange Notes for the Notes, the federal securities laws), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the limited partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document of the Partnership or any of its Restricted Subsidiaries or Leviathan Finance or any existing indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Partnership and its Restricted Subsidiaries and Leviathan Finance, taken as a whole, to which the Partnership or any of its Restricted Subsidiaries or Leviathan Finance is a party or by which the Partnership or any of its Restricted Subsidiaries or Leviathan Finance or their respective property is bound, (iii) violate or conflict with any applicable existing law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Partnership or any of its Restricted Subsidiaries or Leviathan Finance or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any existing agreement or instrument to which the Partnership or any of its Restricted Subsidiaries or Leviathan Finance is a party or by which the Partnership or any of its Restricted Subsidiaries or Leviathan Finance or their respective property is bound, or (v) result in the termination, suspension or revocation of any existing Authorization (as defined below) of the Partnership or any of its Restricted Subsidiaries or Leviathan Finance or result in any other impairment of the rights of the holder of any such Authorization, except to the extent they could reasonably be expected not to have a Material Adverse Effect;

                           (q)      Except for the lawsuit against the
Partnership filed by Transcontinental Gas Pipe Line Corporation in the 157th Judicial District Court, Harris County, Texas on August 30, 1996, and United States ex rel Grynberg v. El Paso Natural Gas Company, et al., which proceedings are described in the Preliminary Offering Memorandum and the Offering Memorandum under the caption "Business -- Legal Proceedings," there are no legal or governmental proceedings pending or, to our knowledge, threatened to which the Partnership or any of its Restricted Subsidiaries or Leviathan Finance is or could be a party or to which any of their respective property is or could be subject, except for those proceedings which, singly or in the aggregate, could reasonably be expected not to result in a Material Adverse Effect;

                           (r)      Neither the Partnership nor any of its
Restricted Subsidiaries nor Leviathan Finance has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, could reasonably be expected not to result in a Material Adverse Effect;

                           (s)      There are no costs or liabilities associated
with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                           (t)      Each of the Partnership and its Restricted
Subsidiaries and Leviathan Finance has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice could, singly or in the aggregate, reasonably be expected not to have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Partnership and its Restricted Subsidiaries and Leviathan Finance is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Partnership or any of its Restricted Subsidiaries or Leviathan Finance; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction could, singly or in the aggregate, reasonably be expected not to have a Material Adverse Effect;

                           (u)      Each of the Partnership and its subsidiaries
and Leviathan Finance has, or at the Closing Date will have, such consents, easements, right-of-way or licenses from any person ("RIGHTS- OF-WAY") as are necessary to conduct its business in the manner described in the Offering Memorandum, subject to such qualifications as may be set forth in the Offering Memorandum and except for such rights-of-way which, if not obtained, could, singly or in the aggregate, reasonably be expected not to have a Material Adverse Effect; each of the Partnership and its subsidiaries and Leviathan Finance has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that could reasonably be expected not to have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Offering Memorandum; and except as described in the Offering Memorandum, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership and its subsidiaries and Leviathan Finance considered as a whole;

                           (v)      The accountants, Pricewaterhouse Coopers,
L.L.P., that have certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Issuers and the Subsidiary Guarantors, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act;

                           (w) The historical financial statements, together
with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Partnership and its subsidiaries and Leviathan Finance on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Partnership and Leviathan Finance;

                           (x)      The pro forma financial statements included
in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Partnership and its subsidiaries and Leviathan Finance and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements;

                           (y)      The Issuers are not and, after giving effect
to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company,"as such term is defined in the Investment Company Act of 1940, as amended;

                           (z)      There are no contracts, agreements or
understandings between the Issuers or any Subsidiary Guarantor and any person granting such person the right to require the Issuers or such Subsidiary Guarantor to file a registration statement under the Act with respect to any securities of the Issuers or such Subsidiary Guarantor or to require the Issuers or such Subsidiary Guarantor to include such securities with the Notes and Guarantees registered pursuant to any Registration Statement (other than the rights (i) of the General Partner and its affiliates in Section 6.14 of the Partnership Agreement; (ii) of EPEC Deepwater Gathering Company and its successors ("EPEC") pursuant to the Registration Rights Agreement between EPEC and the Partnership to be executed in connection with the acquisition by the Partnership of an additional interest in Viosca Knoll Gathering Company, which the General Partner (as defined in the Partnership Agreement) and EPEC, as applicable, have agreed not to exercise for 90 days pursuant to the letter agreement of even date herewith); and (iii) granted under the Credit Facility and related agreements;

                           (aa)     Neither the Partnership nor any of its
subsidiaries nor Leviathan Finance nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System;

                           (bb)     No "nationally recognized statistical
rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Issuers or any Subsidiary Guarantor that it is considering imposing) any condition (financial or otherwise) on the Issuers' or any Subsidiary Guarantor's retaining any rating assigned to the Issuers or any Subsidiary Guarantor, any securities of the Issuer or any Subsidiary Guarantor or (ii) has indicated to the Issuers or any Subsidiary Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Issuers, any Subsidiary Guarantor or any securities of the Issuers or any Subsidiary Guarantor;

                           (cc)     Since the respective dates as of which
information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Partnership and its subsidiaries and Leviathan Finance, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock, limited liability company interests or partnership units, as applicable, or in the long-term debt of the Partnership or any of its subsidiaries or Leviathan Finance and (iii) neither the Partnership nor any of its subsidiaries nor Leviathan Finance has incurred any material liability or obligation, direct or contingent;

                           (dd)     Each of the Preliminary Offering
Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act;

                           (ee)     When the Series A Notes and the Guarantees
are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Issuers or the Subsidiary Guarantors that is listed on a national securities exchange registered under
Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system;

                           (ff)     No form of general solicitation or general
advertising (as defined in Regulation D under the Act) was used by the Issuers, the Subsidiary Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Issuers and the Subsidiary Guarantors make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Issuers within the six-month period immediately prior to the date hereof;

                           (gg)     Prior to the effectiveness of any
Registration Statement, the Indenture is not required to be qualified under the TIA;

                           (hh)     None of the Issuers, the Subsidiary
Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers and the Subsidiary Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to the Series A Notes or the Guarantees;

                           (ii)     The Issuers, the Subsidiary Guarantors
and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers and the Subsidiary Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h);

                           (jj)     The Partnership is a "reporting issuer," as
 defined in Rule 902 under the Act;

                           (kk)     The Series A Notes offered and sold in
reliance on Regulation S have been and will be offered and sold only in offshore transactions;

                           (ll)     The sale of the Series A Notes pursuant to
Regulation S is not part of a plan or scheme to evade the registration provisions of the Act;

                           (mm)     No registration under the Act of the Series
A Notes or the Guarantees is required for the sale of the Series A Notes and the Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof;

                           (nn)     Each certificate signed by any officer of
the Issuers or any Subsidiary Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Issuers or such Subsidiary Guarantor to the Initial Purchasers as to the matters covered thereby;

                           (oo)     Except as otherwise set forth in the
Preliminary Offering Memorandum or the Offering Memorandum or such as are not material to the business, prospects, financial condition or results of operations of thePartnership and its subsidiaries (taken as a whole), and except for liens created by operation and maintenance agreements, space lease agreements and other similar types of agreements ordinary and customary to the operations of the General Partner, the Partnership and its subsidiaries, the Partnership and the Subsidiary Guarantors have good and defensible title to their interests in their oil and gas properties;

                           (pp)     The information which was supplied by the
Partnership to Netherland, Sewell & Associates, Inc. ("NETHERLAND & SEWELL"), independent petroleum engineers, for purposes of evaluating the oil and gas reserves of the Partnership and the Subsidiary Guarantors as of December 31, 1998, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices, as indicated in the letter of Netherland & Sewell dated February 8, 1999 (the "NETHERLAND & SEWELL LETTER"); Netherland & Sewell was, as of the date of the Netherland & Sewell Letter, and is, as of the date hereof, independent with respect to the Partnership and the Subsidiary Guarantors; other than normal production of the reserves and intervening spot market product price fluctuations, the Partnership is not aware of any facts or circumstances that would result in a materially adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Offering Memorandum and as reflected in the Netherland & Sewell Letter and the reserve report referenced therein; estimates of such reserves and present values as described in the Offering Memorandum and reflected in the Netherland & Sewell Letter and the reserve report referenced therein comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act;

                           (qq)     The Partnership and each of its subsidiaries
are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Partnership nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could reasonably be expected not to have a Material Adverse Effect;

                           (rr)     Except as disclosed in the Offering
Memorandum, no relationship, direct or indirect, exists between or among the Partnership or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Partnership or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission;

                           (ss)     There is no (i) significant unfair labor
practice complaint, grievance or arbitration proceeding pending or threatened against the Partnership or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Partnership or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Partnership or any of its subsidiaries, except in the case of clauses (i), (ii) and (iii) for such actions which, singly or in the aggregate, could reasonably be expected not to have a Material Adverse Effect. To the best knowledge of the Partnership, no collective bargaining organizing activities are taking place with respect to the Partnership or any of its subsidiaries;

                           (tt)     The Issuers and each of their subsidiaries
maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                           (uu)     All material tax returns required to be
filed by the Issuers and each of their subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Issuers or any of their subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

                           (vv)     All indebtedness of the Partnership that
will be repaid with the proceeds of the issuance and sale of the Series A Notes was incurred, and the indebtedness represented by the Series A Notes is being incurred, for proper purposes and in good faith and each of the Issuers and the Subsidiary Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes and will have on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Series A Notes, and will be on the Closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) able to pay their respective debts as they mature;

                           (ww)     No action has been taken and no law,
statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Series A Notes or the Guarantees, or suspends the sale of the Series A Notes or the Guarantees in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Issuers or any of their subsidiaries which would prevent or suspend the issuance or sale of the Series A Notes or the Guarantees in any jurisdiction referred to in Section 5(e);

                  The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the Issuers and the Subsidiary Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                  7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally and not jointly, represents and warrants to each of the Issuers and the Subsidiary Guarantors, and agrees that:

                           (a)      Such Initial Purchaser is either a QIB or
an Accredited Institution, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes;

                           (b) Such Initial Purchaser (A) is not acquiring the
Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A, and (y) in offshore transactions in reliance upon Regulation S under the Act;

                           (c) Such Initial Purchaser agrees that no form of
general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

                           (d) Such Initial Purchaser agrees that, in
connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs, and (B) Regulation S Purchasers, in each case, that agree that (x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to the Partnership, Leviathan Finance or any Restricted Subsidiary of the Partnership, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act,
(III) in an offshore transaction meeting the requirements of Rule 903 or 904 under the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an IAI that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of such Series A Note (the form of which is substantially the same as Annex A to the Offering Memorandum) and, if such transfer is in respect of an aggregate principal amount of Series A Notes less than $250,000, an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Issuers) or (VII) pursuant to an effective registration statement under the Act and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing;

                           (e)      Such Initial Purchaser and its affiliates
or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes or the Guarantees;

                           (f) The Series A Notes offered and sold by such
Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions;

                           (g) The sale of the Series A Notes offered and sold
by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                           (h) Such Initial Purchaser agrees that it has not
offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40- day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as are permitted by and include the statements required by Regulation S; and

                           (i)      Such Initial Purchaser agrees that, at or
prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(b) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                           "The Series A Notes covered hereby have not been
registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

                           Each Initial Purchaser acknowledges that the Issuers
and the Subsidiary Guarantors and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Issuers and the Subsidiary Guarantors and counsel to the Initial
Purchasers will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

                  8.       INDEMNIFICATION.

                           (a)      Each of the Issuers and each Subsidiary
Guarantor agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, their directors, their officers and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Issuers or any Subsidiary Guarantor to any holder or prospective purchaser of Series A Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers furnished in writing to the Issuers by such Initial Purchaser (and not with respect to the information provided by any other Initial Purchaser); provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Memorandum, as then amended or supplemented, (so long as the Final Offering Memorandum and any amendment or supplement thereto was provided by the Issuers to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgements caused by any untrue statement or alleged untrue statement of a material act contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum, as so amended or supplemented.

                           (b)      The Initial Purchasers agree, severally
and not jointly, to indemnify and hold harmless the Issuers and the Subsidiary Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Issuers or the Subsidiary Guarantors, to the same extent as the foregoing indemnity from the Issuers and the Subsidiary Guarantors to the Initial Purchasers but only with reference to information relating to the Initial Purchaser furnished in writing to the Issuers by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum and not with respect to the information provided by any other Initial Purchaser.

                           (c)      In case any action shall be commenced
involving any person in respect of which indemnity may be sought pursuant to
Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Issuers, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                           (d)      To the extent the indemnification provided
for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Subsidiary Guarantors, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Issuers, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Subsidiary Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           The Issuers and the Subsidiary Guarantors, and the
Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation, even if the Initial Purchasers were treated as one entity for such purpose, or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which each Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

                           (e)      The remedies provided for in this Section
8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  9. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of each of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

                           (a)      All the representations and warranties of
the Issuers and the Subsidiary Guarantors contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, provided that the representations and warranties qualified by "materiality" shall be true and correct on the Closing Date;

                           (b)      On or after the date hereof, (i) there shall
not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers or any Subsidiary Guarantor or any securities of the Issuers or any Subsidiary Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuers or any Subsidiary Guarantor or any securities of the Issuers or any Subsidiary Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed;

                           (c)      Since the respective dates as of which
information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Partnership and its subsidiaries and Leviathan Finance, taken as a whole,
(ii) there shall not have been any change or any development involving a prospective change in the capital stock, limited liability company interests or partnership units, as applicable, or in the long-term debt of the Issuers or any of their subsidiaries and (iii) neither the Issuers nor any of their subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum;

                           (d) You shall have received on the Closing Date a
certificate dated the Closing Date, signed by the President and the Chief Financial Officer of the General Partner and Leviathan Finance and each of the Subsidiary Guarantors, confirming the matters set forth in Sections 6(cc), 9(a) and 9(b) and stating that each of the Issuers and the Subsidiary Guarantors has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date;

                           (e)      You shall have received on the Closing
Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Issuers and the Subsidiary Guarantors, to the effect that:

                                    (i) each of the Partnership and its
                           Restricted Subsidiaries and Leviathan Finance, as applicable, has been duly formed or incorporated, is validly existing as a limited partnership, corporation or limited liability company in good standing under the laws of its jurisdiction of formation or incorporation and has the partnership or corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

                                    (ii) each of the Partnership and its
                           Restricted Subsidiaries and Leviathan Finance, as applicable, is duly qualified and, based solely on the various certificates from public officials of Texas and Louisiana (the "GOOD STANDING CERTIFICATES"), is in good standing as a foreign partnership, corporation or limited liability company authorized to do business in such jurisdictions, which are the only jurisdictions (other than offshore in the Gulf of Mexico) in which the businesses of the Partnership and such other entities or their respective ownership or leasing of property requires such qualification, except where the failure to be so qualified could reasonably be expected not to have a Material Adverse Effect;

                                    (iii) the General Partner has been duly
                           incorporated and is validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its businesses; to own, lease and operate its properties; and to act as the general partner of the Partnership in all material respects as described in the Preliminary Offering Memorandum and in the Offering Memorandum. The General Partner is duly qualified and, based solely on the Good Standing Certificates, is in good standing as a foreign corporation authorized to do business in such jurisdictions, which are the only jurisdictions in which the business of the General Partner or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could reasonably be expected not to have a Material Adverse Effect;

                                    (iv) the General partner is, and after
                           giving effect to the transactions (the
                           "TRANSACTIONS") in the Offering Memorandum which are described under the caption "The Transactions," the General Partner is the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership;

                                    (v) the Series A Notes have been duly
                           authorized by each of the Issuers and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuers, enforceable in accordance with their terms except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing;
                           (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) the limitations imposed by rights to indemnification and contribution thereunder may be limited by Federal or state securities laws or public policy underlying such laws on any right to indemnification or contribution contained in the agreements (the "GENERAL EXCEPTIONS");

                                    (vi) the Guarantees have been duly
                           authorized and, when the Series A Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Subsidiary Guarantors, enforceable in accordance with their terms except as may be limited by the General Exceptions;

                                    (vii) the Indenture has been duly
                           authorized, executed and delivered by each of the Issuers and each Subsidiary Guarantor and is a valid and binding agreement of each of the Issuers and each Subsidiary Guarantor, enforceable against each of the Issuers and each Subsidiary Guarantor in accordance with its terms except as may be limited by the General Exceptions;

                                    (viiii) this Agreement has been duly
                           authorized, executed and delivered by each of the Issuers and the Subsidiary Guarantors;

                                    (ix) The Registration Rights Agreement has
                           been duly authorized, executed and delivered by each of the Issuers and the Subsidiary Guarantors and is a valid and binding agreement of each of the Issuers and each Subsidiary Guarantor, enforceable against each of the Issuers and each Subsidiary Guarantor in accordance with its terms, except as may be limited by the General Exceptions;

                                    (x)     the Series B Senior Notes have been
                           duly authorized;

                                    (xi) the statements under the captions
                           "Description of Notes," "Summary of the Partnership Agreement," "Description of Existing Indebtedness," and "Plan of Distribution" in the Offering Memorandum, insofar as such statements purport to constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

                                    (xii) to our knowledge, neither the
                           Partnership nor any of its Restricted Subsidiaries nor Leviathan Finance is in violation of its respective partnership agreement, limited liability company agreement, charter or by-laws or other organizational documents, as applicable and, neither the Partnership nor any of its subsidiaries nor Leviathan Finance is in default in the performance of any obligation, agreement, covenant or condition contained in any of the material agreements attached as exhibits to the Partnership's most recent annual report and most recent quarterly report (the "MATERIAL AGREEMENTS");

                                    (xiii) the execution, delivery and
                           performance of this Agreement and the other
                           Operative Documents by each of the Issuers and each of the Subsidiary Guarantors, the compliance by each of the Issuers and each of the Subsidiary Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated by this Agreement and the other Operative Documents will not, to our knowledge, (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or the Trust Indenture Act or, with respect to the proposed offer to exchange the Exchange Notes for the Notes, the federal securities laws), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the partnership agreement, limited liability company agreement, charter or by-laws or other organizational documents, as applicable, of the Partnership or any of its Restricted Subsidiaries or Leviathan Finance or any Material Agreement, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Partnership, any of its Restricted Subsidiaries or Leviathan Finance or their respective property,
                           (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any Material Agreement, or (v) result in the termination, suspension or revocation of any Authorization of the Partnership or any of its Restricted Subsidiaries or Leviathan Finance or result in any other impairment of the rights of the holder of any such Authorization, except for those which, singly or in the aggregate, could reasonably be expected not to result in a Material Adverse Effect.

                                    (xiv) except for the proceedings set forth
                           in Schedule D, we do not know of any legal or governmental proceedings pending or threatened to which the Partnership or any of its Restricted Subsidiaries or Leviathan Finance is a party or to which any of their respective property is subject, except for those which, singly or in the aggregate, could reasonably be expected not to result in a Material Adverse Effect.

                                    (xv) to our knowledge, (i) each of the
                           Partnership and its Restricted Subsidiaries and Leviathan Finance has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice could, singly or in the aggregate, reasonably be expected not to have a Material Adverse Effect;
                           (ii) each such Authorization known to us is valid and in full force and effect and, to our knowledge, each of the Partnership and its Restricted Subsidiaries and Leviathan Finance is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; (iii) and, to our knowledge, no event has occurred (including the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other material impairment of the rights of the holder of any such Authorization; (iv) and, to our knowledge, such Authorizations contain no restrictions that are materially burdensome to the Partnership or any of its Restricted Subsidiaries or Leviathan Finance; except in the case of (i) through (iv) above those which could reasonably be expected not to, singly or in the aggregate, have a Material Adverse Effect;

                                    (xvi) the Issuers are not and, after
                           giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                                    (xvii) to our knowledge, there are no
                           contracts, agreements or understandings between the Partnership, Leviathan Finance or any Subsidiary Guarantor and any person granting such person the right to require the Partnership, Leviathan Finance or such Subsidiary Guarantor to file a registration statement under the Act with respect to any securities of the Partnership, Leviathan Finance or such Subsidiary Guarantor or to require the Partnership, Leviathan Finance or such Subsidiary Guarantor to include such securities with the Notes and Guarantees registered pursuant to any Registration Statement (other than the rights (i) of the General Partner and its affiliates in
                           Section 6.14 of the Amended and Restated
                           Agreement of Limited Partnership of Leviathan Gas Pipeline Partners, L.P. dated as of February 19, 1993 (the "PARTNERSHIP AGREEMENT"); (ii) of EPEC Deepwater Gathering Company and its successors ("EPEC") pursuant to the Registration Rights Agreement between EPEC and the Partnership to be executed in connection with the acquisition by the Partnership of an additional interest in Viosca Knoll Gathering Company which the General Partner (as defined in the Partnership Agreement) and EPEC, as applicable, have agreed not to exercise for 90 days pursuant to the letter agreement of even date herewith); and (iii) granted under the Credit Facility and related agreements;

                                    (xviii) the Indenture complies as to form
                           in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA; and

                                    (xix) no registration under the Act of the
                           Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (i) each Initial Purchaser is a QIB, or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement and (iii) the accuracy of the representations of each of the Issuers and the Subsidiary Guarantors set forth in Sections 6(hh), (ii), (jj), (kk) and (ll) of this Agreement.

                  Based upon the participation of Akin, Gump, Strauss, Hauer & Feld, L.L.P. in the preparation of the Offering Memorandum and any amendments or supplements thereto and the review and discussion of the contents thereof, but without independent check or verification except as specified, such counsel has no reason to believe that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum, as amended or supplemented, if applicable (except for the financial statements and other financial data included therein, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. described in Section 9(e) above shall be rendered to you at the request of the Issuers and the Subsidiary Guarantors and shall so state therein.

                  (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Andrews & Kurth L.L.P., counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (g) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Pricewaterhouse Coopers, L.L.P., independent public accountants, containing the information and statements of the type ordinarily included in accountants'
"comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                  (h) The Initial Purchasers shall have received, at the time of this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Netherland & Sewell.

                  (i) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

                  (j) The Initial Purchasers shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Issuers, the Subsidiary Guarantors and the Trustee.

                  (k) The Issuers and the Subsidiary Guarantors shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Issuers and the Subsidiary Guarantors.

                  (l) Neither the Issuers nor the Subsidiary Guarantors shall have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by each of the Issuers or the Subsidiary Guarantors, as the case may be, at or prior to the Closing Date.

                  10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Issuers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Issuers or any Subsidiary Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Issuers and their subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule C bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Issuers for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Issuers. In any such case which does not result in termination of this Agreement, either you or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

                  11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuers or any Subsidiary Guarantor, to Leviathan Gas Pipeline Partners, L.P., El Paso Energy Building, 1001 Louisiana, 26th Floor, Houston, Texas 77002, Attention: Chief Financial Officer; and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuers, the Subsidiary Guarantors and the Initial Purchasers, set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, the Issuers, any Subsidiary Guarantor, the officers or directors of the Issuers or any Subsidiary Guarantor, or any person controlling the Issuers or any Subsidiary Guarantor, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

                  If for any reason the Series A Notes are not delivered by or on behalf of the Issuers as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Issuers and each Subsidiary Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Issuers shall be liable for all expenses which they have agreed to pay pursuant to Section 5(i) hereof. Each of the Issuers and each Subsidiary Guarantor also agree, jointly and severally, to reimburse each of the Initial Purchasers and its officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Partnership, Leviathan Finance, the Subsidiary Guarantors, the Initial Purchasers, each of these Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Issuers and the Subsidiary Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among the Partnership, Leviathan Finance, the Subsidiary Guarantors and the Initial Purchasers.









                                    * * * *

                                        Very truly yours,

                                        LEVIATHAN GAS PIPELINE PARTNERS, L.P.

                                        By: Leviathan Gas Pipeline Company,
                                            as General Partner


                                        By:   /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title:  Chief Financial Officer

                                        LEVIATHAN FINANCE CORPORATION



                                        By:   /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title:  Chief Financial Officer


                                        SUBSIDIARY GUARANTORS:


                                        DELOS OFFSHORE COMPANY, L.L.C.


                                        By:   /s/ Keith Forman
                                              ---------------------------------
                                              Name: Keith Forman
                                              Title: Chief Financial Officer


                                        EWING BANK GATHERING COMPANY, L.L.C.


                                        By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name: Keith Forman
                                              Title: Chief Financial Officer


                                        FLEXTREND DEVELOPMENT COMPANY, L.L.C.


                                        By:   /s/ Keith Forman
                                              ---------------------------------
                                              Name: Keith Forman
                                              Title: Chief Financial Officer

                                        GREEN CANYON PIPE LINE COMPANY, L.L.C.


                                        By:   /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Chief Financial Officer


                                         LEVIATHAN OIL TRANSPORT SYSTEMS, L.L.C.


                                         By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Chief Financial Officer


                                         MANTA RAY GATHERING COMPANY, L.L.C.


                                         By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Chief Financial Officer



                                         POSEIDON PIPELINE COMPANY, L.L.C.


                                         By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Chief Financial Officer


                                         SAILFISH PIPELINE COMPANY, L.L.C.


                                         By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Chief Financial Officer


                                         STINGRAY HOLDING, L.L.C.


                                         By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Chief Financial Officer

                                         TARPON TRANSMISSION COMPANY


                                         By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Chief Financial Officer


                                         TRANSCO HYDROCARBONS COMPANY, L.L.C.


                                         By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Chief Financial Officer


                                         TEXAM OFFSHORE GAS TRANSMISSION, L.L.C.


                                         By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Chief Financial Officer


                                         TRANSCO OFFSHORE PIPELINE
                                         COMPANY, L.L.C.


                                         By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Chief Financial Officer


                                         VK DEEPWATER GATHERING COMPANY, L.L.C.


                                         By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Chief Financial Officer


                                         VK-MAIN PASS GATHERING COMPANY, L.L.C.


                                         By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Chief Financial Officer

                                         VIOSCA KNOLL GATHERING COMPANY1


                                         By:  /s/ Keith Forman
                                              ---------------------------------
                                              Name:  Keith Forman
                                              Title: Vice President - Finance









--------

1         As of the closing date of the acquisition by the Partnership from El
Paso Energy of an additional interest in Viosca Knoll Gathering Company, as contemplated in the Issuers' Preliminary Offering Memorandum and Offering Memorandum relating to the Series A Notes, Viosca Knoll Gathering Company will automatically become a Subsidiary Guarantor and a party to this Agreement.

DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
CHASE SECURITIES INC.

By:      DONALDSON, LUFKIN & JENRETTE
             SECURITIES CORPORATION



By:    /s/ Paul A. Davis
       --------------------------------
       Name:  Paul A. Davis
       Title:  Vice President

                                  SCHEDULE A

                             SUBSIDIARY GUARANTORS



Delos Offshore Company, L.L.C.
Ewing Bank Gathering Company, L.L.C.
Flextrend Development Company, L.L.C.
Green Canyon Pipe Line Company, L.L.C.
Leviathan Oil Transport Systems, L.L.C.
Manta Ray Gathering Company, L.L.C.
Poseidon Pipeline Company, L.L.C.
Sailfish Pipeline Company, L.L.C.
Stingray Holding, L.L.C.
Tarpon Transmission Company
Texam Offshore Gas Transmission, L.L.C.
Transco Hydrocarbons Company, L.L.C.
Transco Offshore Pipeline Company, L.L.C.
VK Deepwater Gathering Company, L.L.C.
VK-Main Pass Gathering Company, L.L.C.
Viosca Knoll Gathering Company(1)











----------------
1         As of the closing date of the acquisition by the Partnership from
El Paso Energy of an additional interest in Viosca Knoll Gathering Company, as contemplated in the Preliminary Offering Memorandum and the Offering Memorandum relating to the Series A Notes, Viosca Knoll Gathering Company will automatically become a Subsidiary Guarantor.

                                  SCHEDULE B

                                 SUBSIDIARIES

Delos Offshore Company, L.L.C.
Ewing Bank Gathering Company, L.L.C.
Flextrend Development Company, L.L.C.
Green Canyon Pipe Line Company, L.L.C.
Leviathan Finance Corporation
Leviathan Oil Transport Systems, L.L.C.
Louisiana Offshore Gathering Systems, L.L.C.
Manta Ray Gathering Company, L.L.C.
Manta Ray Pipeline Holding Company, L.L.C.
Poseidon Pipeline Company, L.L.C.
Sailfish Pipeline Company, L.L.C.
Stingray Holding, L.L.C.
Tarpon Transmission Company
Texam Offshore Gas Transmission, L.L.C.
Transco Hydrocarbons Company, L.L.C.
Transco Offshore Pipeline Company, L.L.C.
VK Deepwater Gathering Company, L.L.C.
VK-Main Pass Gathering Company, L.L.C.
Viosca Knoll Gathering Company(1)











--------
         1 As of the closing date of the acquisition by the Partnership from El Paso Energy of an additional interest in Viosca Knoll Gathering Company, as contemplated in the Preliminary Offering Memorandum and the Offering Memorandum relating to the Series A Notes, Viosca Knoll Gathering Company will become a subsidiary of the Partnership.

                                  SCHEDULE C


                                                            Principal Amount
                                                               of Notes
                                                            ----------------

Initial Purchaser
-----------------

Donaldson, Lufkin & Jenrette
   Securities Corporation.................................   $  87,500,000
Chase Securities Inc......................................      87,500,000
Total.....................................................   $ 175,000,000

                                   EXHIBIT A

                        [REGISTRATION RIGHTS AGREEMENT]